Exhibit 3.11

AMENDED AND RESTATED

BYLAWS

OF

CERTIFIED DIABETIC SERVICES, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. The address of the registered office of Certified Diabetic Services, Inc. (the “Corporation”) in Delaware shall be 615 South DuPont Highway, Delaware 19901, and the registered agent at such address in charge thereof shall be National Corporate Research, Ltd., all of which shall be subject to change from time to time as permitted by law.

Section 2. Other Offices. The address of the principal place of business of the Corporation in Florida shall be 3030 Horseshoe Drive South, Suite 200, Naples, Florida 34104. The Corporation may also have an office or offices or place or places of business within or without the State of Delaware as the Board of Directors may from time to time designate.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the purpose of transacting such other proper business shall be held at the Corporation’s principal place of business or at any other place designated by the persons calling the meeting on the first Tuesday of the fourth month following the close of the Corporation’s fiscal year or on such other date as may be established, from time to time, by the Board of Directors. If that day is a legal holiday, the annual meeting shall be held on the first day thereafter that is not a legal holiday.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time (i) by the Board of Directors, (ii) by any officer instructed by the Board of Directors to call the meeting or (iii) upon the request to the Board of Directors in writing of stockholders of record holding at least twenty percent (20%) of all votes which could be cast by the holders of all issued and outstanding shares having the right to vote at such meeting.

Section 3. Time and Place of Special Meetings. Special meetings of the stockholders shall be held at such times and at such places as may from time to time be designated by the Board of Directors, with regard to special meetings called by it or called upon the request of stockholders, or as may be otherwise designated by the officer instructed by the Board of Directors calling such meeting.

Section 4. Notice. Written notice of all meetings of stockholders shall be given stating the place, date and hour of the meeting and stating the place within the city or other municipality or community where the meeting is to be held at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. Except as otherwise provided by the General Corporation Law of the State of Delaware, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than ninety (90) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his address as shown on the stock ledger of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time and/or to another place, and if an announcement of the adjourned time and or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty (30) days or the Board of Directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the limited purpose of objecting, expressed at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Section 5. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

Section 6. Quorum. Except as may otherwise be provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at each meeting of the stockholders, of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote at the meeting, shall constitute a quorum, but, in the absence of a quorum and until a quorum is secured, either the chairman of the meeting or a majority of the votes cast at the meeting by holders who are present, in person or by proxy, may adjourn the meeting, from time to time, without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken.

Section 7. Adjournment. Any meeting of stockholders may be adjourned at the meeting from time to time, either by the chairman of the meeting, for an announced proper purpose, or by the stockholders, for any reason, to reconvene at a later time and at the same or some other place, and, unless otherwise provided by law, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business which might have been transacted at the original meeting. If a quorum is present at any meeting, any adjournment of such meeting by the chairman of the meeting may be overruled by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at the meeting.

Section 8. Organization of Meetings. Meetings of stockholders shall be presided over by the chairman of the meeting who shall be the Chairman of the Board of Directors, if any, or in his absence, the President, if any, or Chief Executive Officer, or in his absence, by a Vice President, or in the absence of the foregoing person or persons with functionally equivalent executive titles, by the person so designated by the Board of Directors or in the absence of any such designation, by a chairman chosen by the stockholders at the meeting. The Secretary, if any, shall act as secretary of the meeting, but in his absence, the chairman of the meeting shall appoint a secretary of the meeting. At each stockholders meeting, action may be taken only with respect to those items contained in the Notice of Meeting, otherwise proposed by the Board of Directors or proposed by a stockholder through a submission in writing to the Secretary of the Corporation at least fifteen (15) days prior to the date of the meeting.

Section 9. Voting and Record Date. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote, in person or by proxy, for each share of voting stock held by him, but no proxy shall be voted on after three (3) years from its date, unless it provides for a longer period. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by tendering to the Corporation at or before the meeting either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings need not be by written ballot and need not be conducted by inspectors of election unless otherwise required by law (e.g., 8 Del. C. § 231). At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, all other elections and matters shall be determined by the vote of the holders of record of outstanding shares of capital stock comprising a majority of the votes which could be cast and which are present at the meeting, in person or by proxy, and entitled to vote at such meeting. The fixing of a record date for the determination of stockholders entitled to vote shall be as provided by law.

Section 10. Conduct of Meeting. Subject to and to the extent permitted by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with law or such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting and announcement of the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) appointment of inspectors of election and other voting procedures, including, without limitation, those procedures set out in 8 Del. C. § 231. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 12. Voting. In the election of directors, a plurality of the votes cast shall be sufficient to elect directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law of the State of Delaware prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and these Bylaws.

Section 13. Stockholder Action Without Meetings. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. Number; Election and Term. The Corporation’s Board of Directors shall consist of not less than three (3) nor more than twelve (12) members, with the exact number to be fixed from time to time in accordance with a resolution adopted by a majority of the entire Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes. The number of directors elected to each class shall be as nearly equal in number as possible. Each director in the first class shall be elected to an initial term expiring at the next ensuing annual meeting of stockholders, each director in the second class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter and each director in the third class shall be elected to an initial term expiring at the annual meeting of stockholders held two years thereafter, in each case until his or her successor is duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. The Corporation will use its best efforts to have an uneven number of directors on the Corporation’s Board of Directors after the third class of directors is elected. Upon expiration of the initial terms of office for each class of directors, the successor directors of each class shall be elected for a full term of three years, to serve until their successors are duly elected and qualified or until their earlier resignation, death, incapacity or removal from office. The Board of Directors shall apportion any increase or decrease in the number of directors among the classes as nearly equal in number as possible.

Section 2. Removal. A director may only be removed for cause by the affirmative vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares entitled to vote thereon at a meeting called for that purpose at which a quorum is present.

Section 3. Powers. Subject to the limitations set forth in the Certificate of Incorporation, the Board of Directors shall manage the property and the business and affairs of this Corporation and shall have all such powers and authority as may be exercised by the Board of Directors of a corporation organized under the General Corporation Law of the State of Delaware.

Section 4. Meetings of Directors. The annual meeting of the Board of Directors shall be held without further notice immediately following the annual meeting of the stockholders, and at the same place, unless by unanimous consent of the Board of Directors such time or place may be changed. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by a majority of the Board of Directors then in office. Any and all business may be transacted at any meeting without specification of such business in the notice. Notice shall be provided to each director at least forty-eight (48) hours in advance of the special meeting if notice is by personal service, facsimile copier or in person and at least five (5) days in advance if notice is by means of mail, telegram or cablegram. Special meetings of the Board of Directors may be held within or without the State of Delaware as is indicated in the notice or waiver of notice thereof. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when that person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice.

Section 5. Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the Board of Directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law of the State of Delaware, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law of the State of Delaware and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.

Section 6. Vote Necessary to Act and Participation by Conference Telephone. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise be provided by law, the Certificate of Incorporation or these Bylaws. Participation in a meeting by conference telephone or similar means by which all participating members of the Board of Directors can hear each other shall constitute presence in person at such meeting.

Section 7. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee, a compensation committee, an audit committee and one or more other committees each of which must have at least two members and, to the extent provided in the designating resolution, shall have and may exercise all the authority of the Board of Directors, except such authority as may be reserved to the Board of Directors under the General Corporation Law of the State of Delaware.

Section 8. Compensation. The Board of Directors shall fix the compensation of directors, if any.

Section 9. Rules of Procedure. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors shall fix its own rules of procedure and conduct from time to time.

Section 10. Action Without Meeting. Any action permitted or required to be taken at any meeting of the Board of Directors may be taken by written consent signed by all of the members of the Board of Directors and the written consent is filed with the minutes of proceedings of the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. Officers. The Board of Directors shall elect a Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (by those or any other functionally equivalent executive titles) and may elect other officers and agents, including one or more Vice Presidents. In addition, the Board of Directors may elect a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. All officers of this Corporation shall be chosen by the Board of Directors by the vote of a majority of the directors present at a meeting at which a quorum is present or by written consent pursuant to applicable statutory law. No officer need be a stockholder.

Section 2. Number Of Offices. Any number of offices may be held by the same person.

Section 3. Terms. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation, death, incapacity or removal. Any officer chosen or appointed by the Board of Directors may resign at any time by written notice to the Corporation and may be removed immediately, either with or without cause, at any time, by affirmative vote of a majority of the total authorized number, or whole Board of Directors. If the office of any officer or agent becomes vacant for any reason, the vacancy may be filled by the Board of Directors in the same manner as any officer or agent of this Corporation is chosen.

Section 4. Duties of the Executive Officers. All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign. In the absence of the Secretary or the Assistant Secretary, the Chairman of the meeting shall appoint a Secretary to record the proceedings of the meeting. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

ARTICLE V

INDEMNIFICATION

Section 1. Right of Indemnification.

(A) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was director or officer of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of the action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The right to indemnification conferred in this ARTICLE V shall be a contract right.

(B) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(C) Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in Section 145 of the General Corporation Law of the State of Delaware. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation which alleges willful misappropriation of corporate assets by such person, disclosure of confidential information in violation of such person’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such person’s duty to the Corporation or its shareholders.

(D) In addition to the right of indemnification provided for in paragraphs A through C of this ARTICLE V, this Corporation shall, to the fullest and broadest extent permitted by applicable law, including, without limitation, Section 145 of the General Corporation Law of the State of Delaware as it may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

(E) The right of indemnification provided by this ARTICLE V shall apply as to action by any person in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(F) Notwithstanding the foregoing provisions of this ARTICLE V, the right of indemnification provided hereunder shall not apply with respect to an action, suit or proceeding (or part thereof) initiated by a director, officer or other indemnified person unless the initiation or such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of this Corporation; provided, however, that this paragraph (F) shall not limit the right of an indemnified person to recover the expenses of suit with respect to a suit by such indemnified person against this Corporation to recover the unpaid amount of claim for indemnification under Paragraph (A) or Paragraph (B) of this ARTICLE V, or the unpaid portion of a claim for advancement of expenses under Paragraph (C) of this ARTICLE V, or the defense of a suit by this Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the extent that the indemnified person is successful in prosecuting or defending such suit.

(G) The right of indemnification provided this ARTICLE V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(H) The right of indemnification provided by this ARTICLE V shall be deemed to be a contract between this Corporation and each director, officer, employee or agent of this Corporation who serves in such capacity, both as to action in his official capacity and as to action in another capacity while holding such office, at any time while this ARTICLE V and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

(I) Notwithstanding any provision of this ARTICLE V to the contrary, this Corporation may, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify him against such liability. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in this ARTICLE V, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE V and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE V.

(J) For purposes of this ARTICLE V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE V.

Section 2. Right of Indemnitee to Bring Suit. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE V upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

No repeal or modification of this ARTICLE V, or of any of the procedures established by the Board of Directors pursuant to Section 5 of this ARTICLE V shall in any way diminish or adversely affect the rights of any indemnitee with respect to any occurrence or matter arising prior to such amendment or repeal.

Section 3. Persons Serving Other Entities. Any person who is or was a director, officer, or employee of the Corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (ii) in an executive or management capacity in a partnership, joint venture, trust, or other enterprise of which the Corporation or a wholly-owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under this ARTICLE V.

Section 4. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions as such officer of officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant right to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 5. Procedures for the Submission of Claims. To obtain indemnification under this ARTICLE V, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. The Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

If a determination shall have been made pursuant to this Section 5 of ARTICLE V that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 2 of this ARTICLE V.

“Disinterested Director” means a Director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in any action to determine the claimant’s right under this ARTICLE V.

Section 6. Waiver of Defenses. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 2 of this ARTICLE V that the procedures and presumptions of this ARTICLE V are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this ARTICLE V.

Section 7. Severability. If any provision or provisions of this ARTICLE V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this ARTICLE V (including, without limitation, each portion of any paragraph of this ARTICLE V containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this ARTICLE V (including, without limitation, each such portion of any paragraph of this ARTICLE V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

ARTICLE VI

MISCELLANEOUS

Section 1. Certificates of Stock. Certificates of stock shall be signed, manually or by facsimile signature, by the President or a Vice President and either the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary (or the executive titles functionally equivalent thereto). In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore, issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claims that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or issuance of any such new certificate or uncertificated shares.

Section 2. Transfer of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 3. Stockholders of Record. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Corporate Seal. The Corporation may have a seal which shall be in such form as the Board of Directors shall prescribe but the presence or absence of a corporate seal shall have no effect.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be October 31 of each calendar year.

Section 6. Books and Records. The books, records and accounts of the Corporation, except as may otherwise be required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the directors.

Section 7. Notices. Any written waiver of notice, signed by the person entitled to notice, whether before or after the event with respect to which such waiver pertains, shall be deemed equivalent to proper notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except where attendance is to the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

AMENDMENT OF BYLAWS

Subject to the provisions of the Certificate of Incorporation and the provisions of the General Corporation Law of the State of Delaware, the Bylaws may be amended, modified or restated by the Board of Directors.

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